Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of EnLink Midstream Partners, LP (the “Registrant”) on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Barry E. Davis, Chief Executive Officer of EnLink Midstream GP, LLC, and Michael J. Garberding, Chief Financial Officer of EnLink Midstream GP, LLC, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ BARRY E. DAVIS
Barry E. Davis
Chief Executive Officer
Date: February 17, 2016
/s/ MICHAEL J. GARBERDING
Michael J. Garberding
Chief Financial Officer
Date: February 17, 2016

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report.